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                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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         Rule 14a-6(e)(2))

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[X]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           COMMUNITY BANCSHARES, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                     [Community Bancshares, Inc. letterhead]



                                February 26, 1999

Dear Community Bancshares Shareholder:

         As we announced on January 21, 1999, your Board of Directors adopted a Share Purchase Rights Plan and declared a dividend distribution of Preferred Share Purchase Rights to shareholders of record on January 7, 1999. Enclosed for your reference is a Summary of Rights to Purchase Preferred Shares describing the Plan.

         Share purchase rights are designed to assure that all of Community Bancshares shareholders receive fair and equal treatment in any proposed takeover of the Company. They guard against abusive tactics to gain control of the Company without paying all shareholders a premium for that control.

         I want to emphasize that the Rights will not prevent a takeover. They are, however, intended to enable all of the Company's shareholders to realize the long-term value of their investment in the Company, and should encourage anyone seeking to acquire the Company to negotiate with the Board prior to attempting a takeover.

         Many companies have done the same. Over 2,000 companies, including over 55% of the S&P 500 companies and over 45% of the Business Week 1000 companies, have issued rights to protect their shareholders against abusive acquisition tactics.

         We are aware that some people claim that a Share Purchase Rights Plan of the sort we have adopted deters legitimate acquisition proposals. The Board carefully considered these views and found those arguments unpersuasive. Recent studies have demonstrated that companies with rights plans have received higher takeover premiums than companies without rights plans. Moreover, such arguments do not justify leaving shareholders without any protection against unfair treatment by an acquiror -- who, after all is seeking the acquiror's own advantage, not yours.

         The Rights issued under the Plan may be redeemed by the Board of Directors for one cent per Right prior to the accumulation -- through open-market purchases, a tender offer or otherwise -- of 15% or more of the Company's shares by a single acquiror or group. The Rights will not interfere with any merger or business combination approved by the Board of Directors.

         Adoption of the Plan does not weaken the financial strength of the Company or affect its business plans. Issuance of the Rights:

         - has no dilutive effect on the value of the Company's stock,
         - will not affect reported earnings per share,
         - is not taxable to the Company or to you, and
         - will not change the way in which you can trade the Company's stock.

         The Rights will be exercisable only if and when a situation arises which the Rights were intended to address.

         If any person or group acquires 15% or more of the Company's outstanding common stock, the "flip-in" provision of the Rights will be triggered and the Rights will entitle a holder (other than such person or any member of such group) to buy a number of additional shares of common stock of the Company having a market value of twice the exercise price of the Rights. In addition, if the




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Company is involved in a merger or other business combination at any time after a person or group has acquired 15% or more of the Company's shares, the Rights will entitle the holder to buy a number of shares of common stock of the acquiring company having a market value of twice the exercise price of each Right. The person or group that becomes a 15% or greater shareholder is not entitled to exercise the Rights. The Board has the ability to lower the threshold to 10% for all shareholders or for a single shareholder (or group of shareholders) whom the Board has determined to be an adverse person.

         The Board of Directors has determined that the group of individuals composed of A. Lee Hanson, Jimmy C. Smith, J.R. Whitlock, William S. Wittmeier, R.C. Corr, Jr., Bryan A. Corr and other members of the Corr family is an adverse person and lowered the threshold for triggering the Rights to 10.5% for this group. This step was taken by the Board because the Board believes this group is attempting to pressure the Board to take action which would not be in the Company's best long-term interests.

         In declaring the Rights dividend we have expressed our confidence in the future and our determination that, you, our shareholders, be given every opportunity to participate fully in that future.

         On behalf of the Board of Directors.

                                          /s/ Kennon R. Patterson, Sr.

                                          Kennon R. Patterson, Sr.
                                          Chairman, President and
                                          Chief Executive Officer


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                          SUMMARY OF RIGHT TO PURCHASE

                                PREFERRED SHARES

Introduction

         On January 7, 1999, the Board of Directors of Community Bancshares, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.10 per share, of the Company (the "Common Shares"). The dividend is payable on January 7, 1999 (the "Record Date") to the stockholders of record on that date. The description and terms of the Rights are set forth in an Agreement (the "Agreement") between the Company and The Bank of New York, as Rights Agent (the "Rights Agent").

Purchase Price

         Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company, par value $.10 per share (the "Preferred Shares"), at a price of $84 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment.

Flip-In

         In the event that any person or group or affiliated or associated persons acquires beneficial ownership of 15% or more of outstanding Common Shares (an "Acquiring Person"), each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

Flip-Over

         If the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, each holder of a Right (other than Rights beneficially owned by Acquiring Person, which will be void) will thereafter have the right to receive that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

Distribution Date

         The distribution date is the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding Common Shares or have otherwise become an Acquiring Person; or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares.

Transfer and Detachment

         Until the Distribution Date, the Rights will be evidenced, with respect to any of the Common Shares certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.



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         Until the Distribution Date (or earlier redemption or expiration of the
Rights), the Rights will be transferred with and only with the Common Shares, and transfer of those certificates will also constitute transfer of these Rights.

         As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificate alone will thereafter evidence the Rights.

Exercisability

         The Rights are not exercisable until the Distribution Date. The Rights will expire on January 13, 2009 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

Adjustments

         The Purchase Price payable, and the number of Preferred Shares or other Securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of stock dividends, stock splits, reclassifications, or certain distributions with respect to the Preferred Shares. The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon the exercise of each Right are also subject to adjustment if, prior to the Distribution Date, there is a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the day of exercise.

Preferred Shares

         Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

         The value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should, because of the nature of the Preferred Shares' dividend, liquidation and voting rights, approximate the value of one Common Share.


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Exchange

         At any time after any person or group becomes an Acquiring Person, and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than the Rights owned by the Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (subject to adjustment).

Redemption

         At any time prior to any person or group becoming an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendments

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above for all holders of the Rights, or only for a holder or group of holders that the Board of Directors of the Company has determined to be an Adverse Person, not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons (or in the case of an Adverse Person determination, the percentage of Common Shares then known to the Company to be beneficially owned by such Adverse Person) and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

Rights and Holders

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Further Information

         A copy of the Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated January 21, 1999. A copy of the Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is hereby incorporated herein by reference.


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CERTAIN ADDITIONAL INFORMATION REQUIRED BY THE SECURITIES AND EXCHANGE
COMMISSION: Community Bancshares, Inc. (the "Company") will be soliciting proxies for the upcoming Annual Meeting of Stockholders of the Company to vote for election of the Board of Directors' nominees to serve as directors of the Company and for approval of the Company's proposals. Such proxies will be voted against proposals that may be presented at the Annual Meeting by certain members of the so-called Stockholders for Integrity and Responsibility. The following individuals, each of whom is a member of the Board of Directors of the Company, may be deemed to be participants in the solicitation of such proxies and, as of March 1, 1999, beneficially owned the number of shares of the Company's common stock indicated: Glynn Debter, 37,067 shares; Roy B. Jackson, 5,000 shares; Denny G. Kelly, 370,000 shares; John J. Lewis, Jr., 43,667 shares; Loy McGruder, 58,022 shares; Hodge Patterson, III, 80,077 shares; Kennon R. Patterson, Sr., 863,456 shares; Merritt M. Robbins, 184,908 shares; Robert O. Summerford, 116,867 shares; Bishop K. Walker, Jr., 569,479 shares; and R. Wayne Washam, 39,069 shares.

THE FILING OF THIS DOCUMENT IS NOT, AND SHOULD NOT BE CONSIDERED TO BE, AN ADMISSION BY THE REGISTRANT THAT SUCH DOCUMENT CONSTITUTES A SOLICITATION OR SOLICITING MATERIAL FOR PURPOSES OF REGULATION 14A OR IS REQUIRED TO BE FILED PURSUANT TO RULES 14A-11 AND 14A-12 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.